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Exhibit 24.1

Power of Attorney
for the
Hormel Foods Corporation
Executive Deferred Income Plan II

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joel W. Johnson, Michael J. McCoy, James N. Sheehan and James W. Cavanaugh, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the Hormel Foods Corporation Executive Deferred Income Plan II (the "Plan") and the deferred compensation obligations offered under the Plan, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue of this Power of Attorney.

Dated: November 24, 2003

Signature	Title
/s/ JOEL W. JOHNSON Joel W. Johnson	Chairman, President, Chief Executive Officer and Director (principal executive officer)
/s/ MICHAEL J. MCCOY Michael J. McCoy	Executive Vice President, Chief Financial Officer and Director (principal financial officer)
/s/ JAMES N. SHEEHAN James N. Sheehan	Vice President and Controller (principal accounting officer)
/s/ JOHN W. ALLEN John W. Allen, Ph.D.	Director
/s/ JOHN R. BLOCK John R. Block	Director
/s/ ERIC A. BROWN Eric A. Brown	Director
/s/ E. PETER GILLETTE, JR. E. Peter Gillette, Jr.	Director
/s/ LUELLA G. GOLDBERG Luella G. Goldberg	Director

/s/ SUSAN I. MARVIN Susan I. Marvin	Director
/s/ DAKOTA A. PIPPINS Dakota A. Pippins	Director
/s/ GARY J. RAY Gary J. Ray	Director
/s/ JOHN G. TURNER John G. Turner	Director
/s/ ROBERT R. WALLER, M.D. Robert R. Waller, M.D.	Director

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  Exhibit 24.1
Power of Attorney for the Hormel Foods Corporation Executive Deferred Income Plan II